Exhibit 10.28

CLEAR STREET GROUP INC.

FORM OF NOTICE OF CSGC OPTION AWARD GRANT

Clear Street Global Corp., a United States Virgin Islands corporation (“CSGC”), has been granted an Award of Options (the “Options” or the “Award”) pursuant to the Support Services and Equity Award Agreement (the “Support Agreement”) between CSGC and Clear Street Group Inc., a Delaware corporation (the “Company”), dated as of    , 2026 subject to the terms and conditions of the Support Agreement, this Notice of Option Award Grant (the “Notice of Grant”) and the attached CSGC Option Award Agreement (the “Agreement”). Both the Service Condition and the Share Price Milestones (as set forth below) must be satisfied in order for the applicable Option to vest. Except as otherwise indicated, capitalized terms used but not otherwise defined herein or in the attached Agreement shall have the meanings ascribed to such terms in the Support Agreement. In the event of any conflict between this Notice of Grant and the Agreement and the Support Agreement, the Support Agreement shall control.

Grant Date:	The date of the pricing of the Company’s initial public offering (“IPO”).

Total Number of Options:	33,365,587, in the Tranches as set forth below.

Exercise Price:	The offering price per Share on the Grant Date.

Service Condition:	(i) If the applicable Share Price Milestone is satisfied on or prior to the five (5) year anniversary of the Grant Date, the Options will service vest ratably on a monthly basis from the date of Certification (as defined below) through the five (5) year anniversary of the Grant Date, subject to CSGC continuing to provide Eligible Services (as defined in the Support Agreement) through each applicable monthly anniversary; and (ii) if the applicable Share Price Milestone is satisfied following the five (5) year anniversary of the Grant Date, subject to CSGC continuing to provide Eligible Services through the applicable date of Certification for such Tranche, the Options will service vest on the date of Certification.

Share Price Milestones: Subject to the satisfaction of the Service Conditions set forth above and in the Support Agreement, the Options will vest subject to the satisfaction of the following Share Price Milestones, in each case prior to the ten (10) year anniversary of the Grant Date:

Tranche #	Number of Options Subject to Tranche	Share Price Milestones	Type of Award	Exercise Price
1	8,341,397	[135% of IPO Price]	Options	IPO Price
2	8,341,397	[135% of price set forth in Tranche 1]	Options	IPO Price
3	8,341,397	[135% of price set forth in Tranche 2]	Options	IPO Price
4	4,170,698	[140% of price set forth in Tranche 3]	Options	IPO Price
5	4,170,698	[140% of price set forth in Tranche 4]	Options	IPO Price

By accepting this Award, CSGC and the Company agree that this Award is granted under and governed by the terms and conditions of the Support Agreement, the Notice of Grant and the Agreement. By accepting this Award, you consent to electronic delivery as set forth in the Agreement.

IN WITNESS WHEREOF, the Company and CSGC have duly executed and delivered this Agreement as of the Grant Date.

CLEAR STREET GROUP INC.		CLEAR STREET GLOBAL CORP.

By:
	Name:	Name:
	Title:	Title:

CLEAR STREET GROUP INC.

FORM OF CSGC OPTION AWARD AGREEMENT

Section 1. Grant of Options. Each Option shall represent the right to purchase from the Company, upon exercise as set forth in Section 4, one Share, at the Exercise Price set forth in the Notice of Grant, as determined in accordance with and subject to the terms of this Agreement and the Support Agreement. The numbers of each Tranche of Options are set forth above in the Notice of Grant.

Section 2. Vesting. The Options shall vest as set forth in the Notice of Grant.

Section 3. Termination of Support Agreement; Change of Control Transaction. The treatment of the Options upon termination of the Support Agreement shall be determined in accordance with Section 3.2.3 and Section 6 of the Support Agreement. The treatment of the Options upon a Change of Control Transaction (as defined in the Support Agreement) shall be determined in accordance with Section 4 of the Support Agreement.

Section 4. Exercise and Expiration. Any Option that becomes vested in accordance with the terms of the Support Agreement may be exercised at any time following vesting, subject to Sections 5 and 6 of the Support Agreement. Upon a termination of the Support Agreement or the Services for any reason, any vested Options must be exercised no later than ninety (90) calendar days following the date of such termination. CSGC shall exercise the vested Options in accordance with Section 5 of the Support Agreement; provided that in no event shall any vested Options be exercisable later than ninety (90) calendar days following the last day of the Performance Period.

Section 5. Nontransferability. Except as may be permitted by the Company, no portion of any Option shall be assignable, alienable, saleable or transferable by CSGC other than to the Company as a result of forfeiture of the Options as provided in the Support Agreement, unless and until payment is made in respect of vested Options in accordance with the provisions hereof and CSGC has become the holder of record of the vested Shares issuable hereunder. The Options may be exercised only by CSGC or its legal representative.

Section 6. Tax Withholding and Reporting. CSGC shall be responsible for its own tax liabilities arising out of or relating to the Award. The Company may deduct or withhold from any Shares or amounts otherwise deliverable or payable to CSGC such amounts as the Company determines it is required to withheld under Applicable Law in respect of any taxes, and the Company shall file such tax returns or information returns with respect to such Shares or amounts as the Company determines is required under Applicable Law. The Parties shall reasonably cooperate to provide information and documentation as may be reasonably necessary for tax reporting and compliance purposes. In furtherance of the foregoing, CSGC shall provide to the Company, promptly after the effective date of this Agreement and at such other times as the Company may reasonably request, an IRS Form W-8BEN-E.

Section 7. Rights as a Stockholder. CSGC will not have any rights as a stockholder in the Shares corresponding to the Options prior to exercise of such corresponding Options.

Section 8. Adjustments. In the event that the Administrator determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Administrator shall, subject to applicable law and Section 409A of the Code, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash) (i) the number and type of Shares (or other securities) which thereafter may be made the subject this Award, (ii) the Exercise Price or (iii) the Share Price Milestones.

Section 9. Miscellaneous.

(a) Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing, using the communications methods set out below, and addressed to the other party at its address set out below (or to any other address that the receiving party may designate from time to time in accordance with this section). Notices by personal delivery, nationally recognized same day or overnight courier (with all fees prepaid), email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice is deemed to have been validly and effectively given: (a) if sent by personal delivery or by courier (all fees prepaid) on the date of receipt, (b) if sent by email, upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “read receipt” function, as available, return email or other form of written acknowledgment) or (c) if sent by certified or registered mail, return receipt requested, postage prepaid on the third day after the date mailed.

If to the Company:

Clear Street Group Inc.

4 World Trade Center

150 Greenwich St Floor 45

New York, NY 10007

Attention:

Email:

With a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Email:

Attention:

If to CSGC:

Clear Street Global Corp.

5150 Norre Gade, Charlotte Amalie

St Thomas 00802

Attention:

Email:

(b) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(c) Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(d) Entire Agreement. This Agreement, the Support Agreement and all related exhibits and schedules, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. The Support Agreement is hereby incorporated by reference.

(e) Amendment and Modification; Dissolution. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. In the event of the dissolution or liquidation of the Company, this Agreement and the Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(f) Repricing. The Administrator may, without the approval of the Company’s stockholders: (i) amend any outstanding Option to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option or (ii) take any other action under this Agreement that constitutes a “repricing” within the meaning of the rules of the applicable exchange on which the Company is listed.

(g) No Trust or Separate Account. Nothing in this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and CSGC or its Affiliates except as set forth herein. To the extent that any person acquires a right to receive payments from the Company pursuant to an Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) Conformity with Securities Laws. This Agreement is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated under any of the foregoing, as well as any similar laws, regulations and rules outside of the United States, to the extent the Company, any of its Affiliates or CSGC and its Affiliates is subject to the provisions thereof. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Award shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(i) Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(j) No Right to Continued Service. This Agreement shall not confer upon CSGC any right to continue in the service of the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Support Agreement nor interfere with or limit the right of the Company to modify the terms of or terminate the CSGC’s service at any time.

(k) No Right to Future Awards. This Award shall be a one-time Award that does not constitute a promise of future grants.

(l) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding CSGC’s acquisition or sale of the underlying Shares. CSGC is hereby advised to consult with its own tax, legal and financial advisors before taking any action related to the Options. Notwithstanding any provision of the Support Agreement or this Agreement to the contrary, in no event shall the Company or its Subsidiaries be liable to CSGC on account of failure of the Options to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, under Section 409A.

(m) Assignment. Neither party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other party. No assignment or delegation shall relieve the assigning or delegating party of any of its obligations hereunder.

(n) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

(o) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(p) References. References herein to rights and obligations of CSGC shall apply, where appropriate, to its legal representative without regard to whether specific reference to such legal representative is contained in a particular provision of this Agreement.

(q) Imposition of other Requirements and CSGC Undertaking. The Company reserves the right to impose other requirements on the Award and on any Shares to be issued upon exercise of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. CSGC agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either CSGC or the Options pursuant to this Agreement.

(r) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(s) Submission to Jurisdiction. Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of Manhattan and County of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by certified mail in accordance with Section 9(a) shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to venue of any suit, action, or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(t) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.